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                                                                    Exhibit 5(a)


                                 August 8, 2000


Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Gentlemen:

        I am the Senior Vice President and General Counsel of Science Applications International Corporation (the "Company"). As such, I have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on August 8, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the offer and sale by (i) the Company of 114,400,000 shares (the "Company Shares") of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) the Selling Stockholders, as defined in the prospectus which constitutes a part of the Registration Statement (the "Prospectus"), of up to an aggregate of 600,000 shares of Class A Common Stock (the "Selling Stockholder Shares").

        The Company Shares may be offered and sold directly by the Company, sold by stockholders through the limited market maintained by Bull, Inc. (the sale of which may be attributed to the Company), issued pursuant to the Company's existing stock incentive and bonus plans or issued pursuant to the Company's or its subsidiaries' other employee benefits plans (all such plans are hereinafter referred to collectively as the "Employee Plans"). The Company Shares and the Selling Stockholder Shares are being offered pursuant to the Prospectus.

        I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect,
(iii) resolutions adopted by the Board of Directors and the Operating Committee thereof relating to the filing of the Registration Statement and the issuance of the Company Shares thereunder, (iv) the Employee Plans and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

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Science Applications
International Corporation
August 8, 2000
Page 2



        Based upon and subject to the foregoing, I am of the opinion that:

        1. The Company Shares that are being offered and sold directly by the Company have been duly authorized for issuance and when certificates therefor have been duly executed, delivered and paid for, will be legally issued, fully paid and nonassessable.

        2. Any shares of Class A Common Stock sold by stockholders through the limited market maintained by Bull, Inc. which are attributed to the Company have been duly authorized for issuance and legally issued and are fully paid and nonassessable.

        3. The Company Shares that are being issued pursuant to the Employee Plans have been duly authorized for issuance and, when certificates therefor have been duly executed, delivered and paid for in accordance with the terms of the Employee Plans, will be legally issued, fully paid and nonassessable.

        4. The Selling Stockholder Shares have been duly authorized and are legally issued, fully paid and nonassessable.

        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,



                                                   /s/ Douglas E. Scott
                                                   Senior Vice President
                                                   and General Counsel